EXHIBIT 99.1

News Release

TranSwitch Corporation Announces
First Quarter 2010 Financial Results

SHELTON, CT – April 29, 2010 – TranSwitch Corporation (NASDAQ: TXCC), a leading provider of semiconductor solutions for the converging voice, data and video network, today announced financial results for the first quarter ended March 31, 2010. All references to per share amounts reflect the retroactive application of a 1 for 8 reverse stock split effected in the fourth quarter of 2009.

Net revenues for the first quarter of 2010 were approximately $12.8 million, as compared to net revenues of $12.1 million for the fourth quarter of 2009 and $14.2 million for the first quarter of 2009.  The GAAP net loss for the first quarter of 2010 was ($1.5) million, or ($0.07) per basic and diluted common share as compared to a GAAP net loss of ($12.7) million, or ($0.64) per basic and diluted common share, during the fourth quarter of 2009 and GAAP net income of $4.0 million, or $0.19 per diluted common share during the first quarter of 2009.

The GAAP gross margin for the first quarter was 53%. This is compared to the Company's GAAP gross margin of 54% for the fourth quarter of 2009, and 58% for the first quarter of 2009.

Total non-GAAP operating expenses for the first quarter of fiscal 2010 were $6.9 million, as compared to $8.6 million in the fourth quarter of fiscal 2009 and $10.0 million in the first quarter of 2009. Total GAAP operating expenses for the first quarter of fiscal 2010 were $8.1 million which included expenses of $0.4 million in amortization of purchase price intangibles, $0.4 million in stock-based compensation and $0.4 million in net restructuring charges.

Non-GAAP operating loss for the first quarter of fiscal 2010 was ($0.1) million, compared to a non-GAAP operating loss of ($2.1) million for the fourth quarter of fiscal 2009 and a non-GAAP operating loss of ($1.4) million for the first quarter of 2009.  On a GAAP basis, the operating loss for the first quarter of fiscal 2010 was ($1.4) million, compared to an operating loss of ($12.6) million for the fourth quarter of fiscal 2009 and operating income of $3.8 million for the first quarter of 2009.

Non-GAAP net loss for the first quarter of 2010 was ($0.2) million, or ($0.01) per share compared with a non-GAAP net loss of ($2.2) million, or ($0.11) per share, for the fourth quarter of 2009 and non-GAAP net loss of ($1.2) million, or ($0.06) per share, for the first quarter of 2009.  The non-GAAP net loss for the first quarter of 2010 excluded expenses of $0.4 million in amortization of purchase price intangibles, $0.4 million in stock-based compensation and $0.4 million in net restructuring charges.

Further information about non-GAAP measures and reconciliation to the GAAP results is provided after the financial statements attached to this release.

“Our first quarter revenue came in at $12.8 million, within the guidance range provided in February,” stated Dr. Ali Khatibzadeh, President and CEO of TranSwitch Corporation.  “Additionally, strict cost control measures enacted in Q1 resulted in lower operating losses compared to our previous guidance. I am encouraged to see that our business has improved and that we are within striking distance of non-GAAP operating profitability.”

 “During the first quarter, we were also able to strengthen the company’s balance sheet through a number of measures including improvement in working capital as well as the sale of a non-strategic asset.  In addition, we raised $900 thousand from the sale of equity and paid down $1.2 million of principal of our outstanding 5.45% Convertible Notes due 2011.  All told, we are exiting Q1 with $7.7 million in cash, up from $5.1 million at the end of December,” continued Dr. Khatibzadeh.

 “We have exciting growth opportunities in our target market segments.  In particular, we are seeing numerous opportunities for our Atlanta 2000 and Entropia-III Compact products in broadband CPE and infrastructure VoIP deployments.  I am confident that ongoing programs to improve execution in product development and sales will better position TranSwitch to gain share in the rapidly growing broadband market,” concluded Dr. Khatibzadeh.

Additional details on TranSwitch’s first quarter 2010 financial results will be discussed during a conference call regarding this announcement today at 5:30 pm Eastern time. To listen to the live call, investors can dial 719-325-4814 and reference confirmation code: 9437845. The call will be recorded and a replay will be available two hours after the conclusion of the live broadcast through May 10, 2010.  To access the replay, dial 719-457-0820 and enter confirmation code: 9437845.  Investors can also access an audio webcast which will be broadcast through Vcall’s Investor Calendar at www.investorcalendar.com or the Company’s website at www.transwitch.com. This audio webcast will also be available on a replay basis for 10 business days.

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures
(Unaudited)

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call or webcast to the most directly comparable financial measure prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The reconciliation for historic non-GAAP measures is provided herein on a quantitative basis and for non-GAAP measures that are forward-looking is provided herein on a qualitative basis.

The non-GAAP measures used in this earnings release and related conference call differ from GAAP in that they exclude expenses related to stock-based compensation, amortization of intangible assets, the effects of special charges such as asset impairments, restructuring charges and benefits and gain on extinguishment of debt. The Company’s basis for these adjustments is described below. Management uses these non-GAAP measures for internal reporting and forecasting purposes. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the Company’s historical and prospective financial performance.

Management uses these non-GAAP financial measures when evaluating the Company’s operating performance and believes that such measures are useful to investors and financial analysts in assessing the Company’s operating performance due to the following factors:

•
The Company believes that the presentation of non-GAAP measures that adjust for the impact of stock-based compensation expenses, amortization of intangible assets, the effects of special charges such as asset impairments and restructuring charges and benefits and gain on extinguishment of debt provides investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the Company’s operating results and underlying operational trends.

We do not provide forward-looking GAAP measures or a reconciliation of the forward-looking non-GAAP measures to GAAP measures because of our inability to project special charges, asset impairments, employee separation costs and stock-based compensation related expenses.

The non-GAAP financial measures we provide have certain limitations because they do not reflect all of the costs associated with the operation of our business as determined in accordance with GAAP. The non-GAAP measures are in addition to, and not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. We endeavor to compensate for the limitations of these non-GAAP measures by providing GAAP financial statements, descriptions of the reconciling items and a reconciliation of the non-GAAP measures to the most directly comparable GAAP measures so that investors can appropriately incorporate the non-GAAP measures and their limitations into their analyses. Please see our financial statements and "Management's Discussion and Analysis of Results of Operations and Financial Condition" that will be included in the periodic report we expect to file with the SEC with respect to the financial periods discussed herein.

About TranSwitch Corporation

TranSwitch Corporation designs, develops and markets innovative semiconductors that provide core functionality and complete solutions for voice, data and video communications network equipment. As a leading supplier to telecom, datacom, cable television and wireless markets, TranSwitch customers include the major OEMs that serve the worldwide public network, the Internet, and corporate Wide Area Networks (WANs). TranSwitch devices are inherently flexible, with many incorporating embedded programmable microcontrollers to rapidly meet customers’ new requirements or evolving network standards by modifying a function via software instruction. TranSwitch implements global communications standards in its VLSI solutions and is committed to providing high-quality products and services. TranSwitch, Shelton, CT, is an ISO 9001:2000 registered company. For more information, visit www.transwitch.com.

Forward-looking statements in this release, including statements regarding management's expectations for future financial results and the markets for TranSwitch's products, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements regarding TranSwitch, its operations and its financial results ,involve risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, including without limitation the risks associated with acquiring new businesses; the risk of downturns in economic conditions generally and in the telecommunications and data communications markets and the semiconductor industry specifically; risks in product development and market acceptance of and demand for TranSwitch's products and products developed by TranSwitch's customers; risks relating to TranSwitch's indebtedness; risks of failing to attract and retain key managerial and technical personnel; risks associated with foreign sales and high customer concentration; risks associated with competition and competitive pricing pressures; risks associated with investing in new businesses; risks of dependence on third-party VLSI fabrication facilities; risks related to intellectual property rights and litigation; risks in technology development and commercialization; and other risks detailed in TranSwitch's filings with the Securities and Exchange Commission.

TranSwitch expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in expectations or any change in events, conditions or circumstances on which any such statement is based.

TranSwitch is a registered trademark of TranSwitch Corporation.

For more information contact:

Robert A. Bosi
Chief Financial Officer
Phone: 203.929.8810 ext. 2465
Robert.Bosi@transwitch.com

Ted Chung
Vice President Business Development
TranSwitch Corporation
Phone: 203/929-8810 ext.2004

TranSwitch Corporation
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except for per share amounts)

	Three Months Ended March 31,
	2010	2009
Net revenues:
Product revenues	$11,940	$12,827
Service revenues	866	1,420
Total net revenues	12,806	14,247
Cost of revenues:
Cost of product revenues	5,228	5,180
Provision for excess and obsolete inventories	292	161
Cost of service revenues	528	596
Total cost of revenues	6,048	5,937
Gross profit	6,758	8,310
Operating expenses:
Research and development	4,072	5,643
Marketing and sales	1,818	2,818
General and administrative	1,817	2,165
Restructuring (benefit) charge and asset impairments	402	(6,157)
Total operating expenses	8,109	4,469
Operating (loss) income (Note 1)	(1,351)	3,841
Other income (expense):
Impairment of investments in non-publicly traded companies	—	(31)
Other income	122	534
Interest income (expense):
Interest income	11	34
Interest expense	(169)	(199)
Interest expense, net	(158)	(165)
Total other (expense) income, net	(36)	338
(Loss) income before income taxes	(1,387)	4,179
Income tax expense	66	163
Net (loss) income	$(1,453)	$4,016

Basic net (loss) income per common share:	$(0.07)	$0.20
Basic average common shares outstanding	20,336	19,874

Diluted net (loss) income per common share:	$(0.07)	$0.19
Diluted average common shares outstanding	20,336	20,637

Note 1: Stock-based compensation expense included in cost of revenues and operating expenses is as follows:
Cost of revenues	$12	$13
Research and development	191	175
Marketing and sales	36	43
General and administrative	173	70
Total	$412	$301

TranSwitch Corporation
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	March 31, 2010	December 31, 2009
ASSETS
Current assets:
Cash, cash equivalents, restricted cash and short-term investments	$7,699	$5,075
Accounts receivable, net	8,525	11,667
Inventories	3,952	4,183
Prepaid expenses and other current assets	3,088	2,299
Total current assets	23,264	23,224

Property and equipment, net	1,078	1,268
Goodwill	14,144	14,144
Other assets	11,378	14,320
Total assets	$49,864	$52,956
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$17,456	$19,151
Restructuring liabilities, current portion	1,982	1,775
5.45% Convertible Notes, current portion	5,004	5,004
Total current liabilities	24,442	25,930

Restructuring liabilities	10,395	10,593
5.45% Convertible Notes	2,507	3,758
Total liabilities	37,344	40,281
Total stockholders’ equity	12,520	12,675
Total liabilities and stockholders’ equity	$49,864	$52,956

TRANSWITCH CORPORATION
Supplemental Reconciliation of GAAP Results to Non-GAAP
(Unaudited)
(In thousands, except per share data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2010	2009	2009
GAAP gross profit	$6,758	$6,491	$8,310
Add:
Inventory write-up acquired	-	-	227
Stock-based compensation	12	14	13
Non-GAAP gross profit	$6,770	$6,505	$8,550

GAAP gross margin	52.8%	53.5%	58.3%
Inventory write-up acquired	0.0%	0.0%	1.6%
Stock-based compensation	0.1%	0.1%	0.1%
Non-GAAP gross margin	52.9%	53.6%	60.0%

GAAP research and development expenses	$4,072	$4,848	$5,643
Less:
Amortization of purchase accounting intangibles	114	114	119
Stock-based compensation	191	213	175
Non-GAAP research and development expenses	$3,767	$4,521	$5,349

GAAP selling, general, and administrative expenses	$3,635	$4,563	$4,983
Less:
Amortization of purchase accounting intangibles	283	283	250
Stock-based compensation	209	172	113
Non-GAAP selling, general, and administrative expenses	$3,143	$4,108	$4,620

GAAP operating expenses	$8,109	$19,105	$4,469
Less:
Amortization of purchase accounting intangibles	397	397	369
Stock-based compensation	400	385	288
Reversal of accrued royalties	-	(197)	-
Impairment of goodwill	-	10,075	-
Restructuring (benefits) charges	402	(184)	(6,157)
Non-GAAP operating expenses	$6,910	$8,629	$9,969
Non-GAAP operating loss	$(140)	$(2,124)	$(1,419)

GAAP net (loss) income	$(1,453)	$(12,730)	$4,016
Less:
Amortization of purchase accounting intangibles	397	397	369
Stock-based compensation	412	399	301
Inventory write-up acquired	-	-	227
Reversal of accrued royalties	-	(197)	-
Impairment of goodwill	-	10,075	-
Restructuring (benefits) charges	402	(184)	(6,157)
Non-GAAP net loss	$(242)	$(2,240)	$(1,244)

Non-GAAP basic and diluted net loss per share	$(0.01)	$(0.11)	$(0.06)
Baisc and diluted shares used to calculate non-GAAP net loss per share	20,336	20,009	19,874